UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2017

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 7.01.             Regulation FD Disclosure.

On November 14, 2017, PepsiCo, Inc. announced that its subsidiary Hillbrook, Inc. intends to call for redemption all 500 outstanding shares of its 5.90% Cumulative Preferred Stock, Series A (the “Hillbrook Preferred Stock”), CUSIP No. 43147Q205, at a redemption price per share of $100,721.11, including accumulated and unpaid dividends, for an aggregate redemption price of approximately $50.4 million, including accumulated and unpaid dividends. The redemption date for the Hillbrook Preferred Stock will be December 29, 2017.

This Current Report on Form 8-K does not constitute the redemption notice for the Hillbrook Preferred Stock. Holders of Hillbrook Preferred Stock should contact the transfer agent at the address below for additional information.

Computershare Inc.
250 Royall Street
Canton MA 02021
Attn: Corporate Actions Dept.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2017	PepsiCo, Inc.

	By:	/s/ Cynthia A. Nastanski
		Name:	Cynthia A. Nastanski
		Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary

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